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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 16, 2004

                         OCEANEERING INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                      1-10945               95-2628227
(State or other jurisdiction         (Commission            (IRS Employer
     of incorporation)                File Number)        Identification No.)


                  11911 FM 529
                   Houston, TX                           77041
    (Address of principal executive offices)           (Zip Code)



        Registrant's telephone number, including area code (713) 329-4500



                                       N/A
          (Former name or former address, if changed since last report)




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ITEM 9.  REGULATION FD DISCLOSURE.

On March 16, 2004, we issued a press release entitled "Oceaneering and Subsea 7 Terminate Acquisition Agreement." The text of the press release is as follows:

            OCEANEERING AND SUBSEA 7 TERMINATE ACQUISITION AGREEMENT

March 16, 2004 - Houston, Texas - Oceaneering International, Inc. (NYSE:OII) today announced Oceaneering and Subsea 7 have mutually agreed that the proposed acquisition of the remotely operated vehicle (ROV) drill rig support and related business operations from the Subsea 7 group of companies will not proceed. The conditions of closing have not been met and the agreement, which was signed in late November 2003 when the conditional transaction was publicly announced, has been terminated.

Oceaneering and Subsea 7 have agreed it is in the best interest of both parties to terminate the agreement without further obligation. Oceaneering will expense, during the first quarter 2004, accumulated transaction costs as incremental general and administrative expense; on a preliminary basis, these costs are estimated to be in the range of $1.5 to $1.8 million pre-tax.

John Huff, Chairman and Chief Executive Officer, stated, "We are disappointed we were not able to complete this transaction. We remain committed to using our financial strength to grow profits at Oceaneering beyond our current capacity. Our EPS outlook for 2004, after the non-recurring transaction costs, is now $1.55 to $1.65.

This compares to the previously announced EPS range of $1.60 to $1.70."

Statements in this press release that express a belief, expectation or intention, as well as those that are not historical fact, are forward looking. The forward-looking statements in this press release include the statements concerning Oceaneering's estimate of incremental general and administrative costs to be expensed during the first quarter of 2004, commitment to use its financial strength to grow profits beyond its current capacity, and projected earnings per share for 2004. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on current information and expectations of Oceaneering that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are: industry conditions, prices of crude oil and natural gas, Oceaneering's ability to obtain and the timing of new projects, and changes in competitive factors. Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. These and other risks are fully described in Oceaneering's periodic filings with the Securities and Exchange Commission.

Oceaneering is an advanced applied technology company that provides engineered services and hardware to Customers who operate in marine, space, and other harsh environments. Oceaneering's services and products are marketed worldwide to oil and gas companies, government agencies, and firms in the telecommunications, aerospace, and marine engineering and construction industries.

For further information, please contact Jack Jurkoshek, Manager Investor Relations, Oceaneering International, Inc., 11911 FM 529, Houston, Texas 77041; Telephone 713-329-4670; Fax 713-329-4653; www.oceaneering.com; E-Mail investorrelations@oceaneering.com.

PR 875


                                                                          (LOGO)
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


OCEANEERING INTERNATIONAL, INC.




By: /s/ MARVIN J. MIGURA                                    Date: March 16, 2004
    ----------------------------------
    Marvin J. Migura
    Senior Vice President and
    Chief Financial Officer
    (Principal Financial Officer)